                                                                    EXHIBIT 10.1

                             SUBSCRIPTION AGREEMENT

         THIS AGREEMENT is made the 30th day of April, 1998

B E T W E E N

                  724 SOLUTIONS INC., a corporation incorporated under the laws of Ontario, having its principal place of business at 181 Bay Street, Suite 2810, Toronto, Ontario, M5J 2T3 ("724")

                                            -AND-

                  BANK OF MONTREAL, a corporation incorporated under the laws of Canada, having an office at 55 Bloor Street West, 3rd Floor, Toronto, Ontario M4W 3N5 ("BMO")

                                            -AND-

                  BLUE SKY CAPITAL CORPORATION, a corporation incorporated under the laws of Ontario, having its principal place of business at 181 Bay Street, Suite 2810, Toronto, Ontario, M5J 2T3 ("BLUE Sky")

BACKGROUND:

     1. 724 is in the business of designing, developing and marketing Internet-based electronic banking applications over a variety of access platforms.

     2. Blue Sky (controlled by Greg Wolfond) is the sole shareholder of 724, holding all two (2) million issued and outstanding Common Shares (the "Existing Shares").

     3. 724, BMO and Blue Sky have entered into a letter of intent dated the 9th day of March, 1998 (a copy of which is attached as Schedule "A" hereto) (the "Letter of Intent") pursuant to which the Parties have agreed that BMO will subscribe for shares in 724 and license certain 724 technology on two separate closing dates as follows:

         (a)      On April 30, 1998 (the "First Closing"):

                  (i) BMO will subscribe for 500,000 Common Shares (the "1998 Shares") for $1 million (the "1998 Share Subscription Price"); and

                  (ii) BMO will enter into a licence agreement (the form of which is attached as Schedule "C" hereto) (the "Technology Licence Agreement") with 724 to use all technology developed by 724 before March 1, 1998 for a licence fee of $3 million (the "1998 Licence Fee"); and

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                                       -2-

         (b) On March 1, 1999 (the "Second Closing"):

                  (i) BMO shall have the option of extending the Technology Licence Agreement to include technology developed by 724 before March 1, 1999 for an additional licence fee of $3 million (the "1999 Licence Fee"); and

                  (ii) if BMO exercises the right in (b)(i) above and pays the additional $3 million licence fee:

                           (a) Blue Sky will subscribe for an additional two (2) million Common Shares (the "Additional Blue Sky Shares") for a subscription price of $2 million; and

                           (b) BMO shall have the option of subscribing for an additional 1,214,285 Common Shares (the "1999 Shares") for $1 million (the "1999 Share Subscription Price").

4. BMO, 724 and Blue Sky wish to enter into this Agreement on the terms and conditions contained herein.

IN CONSIDERATION of the premises, the mutual covenants contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

                                    ARTICLE I
                                 INTERPRETATION

1.1 DEFINITIONS. In this Agreement, the following expressions shall have the following meanings:

         "ACT" means the BUSINESS CORPORATIONS ACT (Ontario);

         "AFFILIATE" means a body corporate that is affiliated with another body corporate within the meaning of the Act;

         "1998 LICENCE FEE" has the meaning ascribed to it in the Technology Licence Agreement;

         "1998 SHARES" means the 500,000 Common Shares issued to BMO as at First Closing;

         "1998 SHARE SUBSCRIPTION PRICE" means $1 million;

         "1998 TECHNOLOGY" has the meaning ascribed to it in the Technology Licence Agreement;

         "1999 EXERCISE DATE" means February 1, 1999, or May 1, 1999 if such date is extended in accordance with subsection 2.3.1;

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                                       -3-


         "1999 LICENCE FEE" has the meaning ascribed to it in the Technology Licence Agreement;

         "1999 SHARES" means the 1,214,285 Common Shares issued to BMO as at Second Closing;

         "1999 SHARE SUBSCRIPTION PRICE" means $1 million;

         "1999 TECHNOLOGY" has the meaning ascribed to it in the Technology Licence Agreement;

         "1999 TECHNOLOGY RIGHT" has the meaning ascribed to it in Subsection 2.2.1;

         "ADDITIONAL BLUE SKY SHARES" means the two (2) million Common Shares issued to Blue Sky as at Second Closing;

         "AGREEMENT" means this Agreement, all schedules attached hereto and any agreement or schedule supplementing, amending or otherwise modifying this Agreement. The words "hereto," "herein," "hereof," "hereby" and "hereunder" and similar expressions refer to this Agreement and not to any particular section or portion of it. References to an Article, Section, Subsection or Schedule refer to the applicable article, section, subsection or schedule of this Agreement;

         "APPLICABLE LAW" means any domestic or foreign statute, law (including the common law), ordinance, rule, regulation, restriction, regulatory policy or guideline, by-law (zoning or otherwise), or order, or any consent, exemption, approval or licence of any Governmental Authority, that applies in whole or in part to the Parties, or to any of the 1998 Shares or 1999 Shares;

         "ARTICLES" means collectively, the articles of incorporation of 724 dated July 28, 1997 and the articles of amendment of 724 dated November 6, 1997;

         "BLUE SKY SUBSCRIPTION AGREEMENT" means the subscription agreement dated September 15, 1997 pursuant to which 724 granted to Blue Sky the right to acquire 2 million Common Shares for $1 each, which agreement is attached hereto as Schedule "I";

         "BUSINESS DAY" means any day on which chartered banks are open to the public for the conduct of business in the ordinary course in Toronto, Ontario, but does not include any Saturday or Sunday or any statutory or civic holiday observed by such institutions in Toronto, Ontario;

         "CLOSING DOCUMENT" means any document delivered at or subsequent to First Closing or Second Closing as provided in or pursuant to this Agreement;

         "COMMON SHARES" means the common shares in the share capital of 724;

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                                       -4-

         "CONTINUING ALLIANCE" has the meaning ascribed to it in the Technology Licence Agreement;

         "CONTINUING ALLIANCE FEE" has the meaning ascribed to it in the Technology Licence Agreement;

         "EMPLOYMENT AGREEMENTS" means employment agreements between 724 and each of Greg Wolfond, Christopher Erickson and Andre Boysen;

         "ENCUMBRANCE" means any encumbrance of any kind whatever and includes a security interest, mortgage, lien, pledge, hypothecation, assignment, charge, trust or deemed trust (whether contractual, statutory or otherwise arising), a voting trust or pooling agreement with respect to securities, an adverse claim or any other right, option or claim of others of any kind whatever affecting 724 or the 1998 Shares or the 1999 Shares, any covenant or other agreement, restriction or limitation on the transfer of the 1998 Shares or the 1999 Shares, or any deposit by way of security;

         "ESCROW AGREEMENT" means that agreement as at the date hereof which provides for the 1998 Shares and the 1998 Share Subscription Price to be held in escrow pending receipt, among other things, of all necessary approvals, consents or authorizations of any relevant Government Authority, the form of which is attached hereto as Schedule "G";

         "EXISTING SHARES" means the two (2) million Common Shares issued to Blue Sky and that are outstanding as at the date hereof;

         "FIRST ANNIVERSARY" means March 1, 1999, or June 1, 1999 if such date is extended in accordance with subsection 2.3.1;

         "FIRST CLOSING" means April 30, 1998;

         "FIRST YEAR" means the period commencing on January 1, 1998 and ending at the end of the day before the First Anniversary;

         "FIRST YEAR SPENDING COMMITMENT" has the meaning ascribed to it in
         Section 2.3 hereof;

         "FINANCIAL STATEMENTS" means the unaudited financial statements of 724 for the period ended February 28, 1998, a copy of which is attached hereto as Schedule "F";

         "GOVERNMENTAL AUTHORITY" means any domestic or foreign government whether federal, provincial or municipal and any governmental agency, governmental authority, governmental tribunal or governmental commission of any kind whatever;

         "INCLUDING" and "INCLUDES" shall be deemed to be followed by the statement "without limitation" and neither of such terms shall be construed to limit any word or statement which it follows to the specific or similar items or matters immediately following it;

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                                       -5-

         "INTELLECTUAL PROPERTY RIGHTS" includes: (A) any and all proprietary rights provided under (i) patent law, (ii) copyright law, (iii) trade-mark law, (iv) design patent or industrial design law, (v) semi-conductor chip or mask work law, or (vi) any other statutory provision or common law principle, applicable to 724, which may provide a right in either (a) ideas, formulae, algorithms, concepts, inventions or know-how generally, including trade secret law, or (b) the expression or use of such ideas, formulae, algorithms, concepts, inventions or know-how; and (B) any and all applications, registrations, licences, sub-licences, franchises, agreements or any other evidence of a right in any of the foregoing;

         "LEASED PROPERTY" means all the right, title and interest of 724 in and to the subject matter (whether realty or personalty) of the Leases;

         "LEASES" means the real or personal property leases or other rights of occupancy relating to real property which 724 is a party to or bound by or subject to;

         "LEGAL PROCEEDING" means any litigation, action, suite, investigation, hearing, claim, complaint, grievance, arbitration proceeding or other proceeding and includes any appeal or review and any application for same;

         "LETTER OF INTENT" has the meaning ascribed to it in the Background above;

         "NOTICE OF EXERCISE OF OPTION" means the notice in the form set out in Schedule "D" hereto;

         "PARTY" means either 724, BMO or Blue Sky and "PARTIES" means all of them;

         "PERSON" shall be broadly interpreted and includes an individual, corporation, partnership, joint venture, trust, association, unincorporated organization, any Governmental Authority or any other entity recognized by law;

         "SECOND ANNIVERSARY" means March 1, 2000, or June 1, 2000 if such date is extended in accordance with subsection 2.3.1;

         "SECOND CLOSING" means the First Anniversary;

         "SECOND YEAR" means the period commencing on the First Anniversary and ending at the end of the day before the Second Anniversary;

         "SECOND YEAR SPENDING COMMITMENT" has the meaning ascribed to it in
         Section 2.3 hereof;

         "SHAREHOLDERS AGREEMENT" means the agreement referred to in Section
         4.1 and attached as Schedule "B" hereto;

         "SUBSIDIARY" mean an incorporated body wherever or however incorporated (a "body corporate") that is a subsidiary of another body corporate within the meaning of the Act;

         "724 CHANNEL" has the meaning ascribed to it in the Technology Licence Agreement;

         "724 TECHNOLOGY" has the meaning ascribed to it in the Technology Licence Agreement;

         "TAX LEGISLATION" means, collectively, the INCOME TAX ACT (Canada) and the corresponding statute law, case law, rules, regulations, interpretation bulletins and releases, orders and decrees of any other jurisdiction, domestic or foreign;

         "TAXES" means all taxes payable under any applicable Tax Legislation, including, without limitation, income taxes, property taxes, capital taxes, import and customs duties and other governmental charges and assessments, and includes additions by way of penalties, interest, fines and other amounts with respect thereto;

         "TAX RETURNS" means all tax returns required to be filed under the provisions of any applicable Tax Legislation and any tax forms required to be filed, whether in connection with a Tax Return or not, under the provisions of any applicable Tax Legislation;

         "TECHNOLOGY LICENCE AGREEMENT" means the agreement attached as Schedule "C" hereto;

1.2 SCHEDULES. The following Schedules are incorporated into and form part of this Agreement:

                  Schedule "A"           Letter of Intent dated March 9, 1998

                  Schedule "B"           Shareholders Agreement

                  Schedule "C"           Technology Licence Agreement

                  Schedule "D"           Form of Notice of Exercise of Option

                  Schedule "E"           Material Contracts

                  Schedule "F"           Financial Statements

                  Schedule "G"           Escrow Agreement

                  Schedule "H"           Holders of Options

                  Schedule "I"           Blue Sky Subscription Agreement

1.3 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.4 EXTENDED MEANINGS. Words in the singular include the plural and vice-versa and words in one gender include all genders.

1.5 ENTIRE AGREEMENT. The Parties agree that this Agreement together with the Shareholders Agreement, the Escrow Agreement and the Technology Licence Agreement hereunder constitute the complete and exclusive statement of the terms and conditions between them covering the performance thereof, AND REPLACES THE LETTER OF INTENT. This Agreement cannot be altered, amended or modified except in writing executed by the Parties to be bound thereby.

Any representation, warranty or condition, written or otherwise, not expressly contained in this Agreement, the Shareholders Agreement, the Escrow Agreement, the Technology Licence Agreement or in an authorized written amendment thereto shall not be enforceable by either Party. Each of the Parties acknowledge that it has not been induced to enter into this Agreement by any representations not specifically stated herein or therein.

1.6 INVALIDITY. If any of the provisions contained in this Agreement are found by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not be in any way affected or impaired thereby.

1.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein (excluding any conflict of laws rule or principles that might refer such construction to the laws of another jurisdiction) and shall be treated, in all respects, as an Ontario contract.

1.8 CURRENCY. Except as otherwise expressly provided in this Agreement, all dollar amounts referred to in this Agreement are stated in the lawful currency of Canada.

1.9 STATUTES AND AGREEMENTS. Unless otherwise indicated, all references in this Agreement to any statute mean such statute as amended, re-enacted or replaced from time to time, and include all rules and regulations promulgated thereunder and all references herein to any agreement or instrument mean such agreement or instrument as amended, modified, varied, restated or replaced from time to time with the written agreement of the parties thereto.

1.10 BUSINESS DAYS. In the event that any act is required hereunder to be done, any notice is required hereunder to be given, or any period of time is to expire hereunder on any day that is not a Business Day, such act shall be required to be done or notice shall be required to be given or time shall expire on the next succeeding Business Day.

                                   ARTICLE II
               SUBSCRIPTION FOR SHARES, LICENCES & OTHER COVENANTS

2.1 FIRST CLOSING. On First Closing and concurrently with the execution of this
Agreement:

         2.1.1 TECHNOLOGY LICENCE AGREEMENT. 724 and BMO shall enter into the Technology Licence Agreement in consideration for the 1998 Licence Fee, which 1998 Licence Fee shall be paid and satisfied by certified cheque payable to 724 or otherwise as 724 may direct at First Closing.

         2.1.2 1998 SHARE SUBSCRIPTION. BMO hereby subscribes for, and 724 hereby issues to BMO, the 1998 Shares in consideration for the 1998 Share Subscription Price, which subscription price BMO shall pay and satisfy by certified cheque payable to 724 or otherwise as 724 may direct at First Closing.

         2.1.3 ESCROW. BMO, 724 and Blue Sky shall direct the 1998 Shares and the 1998 Share Subscription Price to be delivered at First Closing, and held by, an escrow agent

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                                       -8-

         for such period, and in accordance with such terms, provisions and conditions as set forth in the Escrow Agreement.

         2.1.4 SHARE CAPITAL FOLLOWING FIRST CLOSING. As at First Closing, 724's share capital will be as follows:

              SHAREHOLDER                             COMMON SHARES
              -----------                             -------------
              Blue Sky Capital Corporation                2,000,000            (80%)
              Bank of Montreal                              500,000            (20%)
              ----------------------------------------------------------------------
              Subtotal                                    2,500,000           (100%)
              Bank of Montreal Options                    1,214,285
              Blue Sky Capital Corporation Options        2,000,000
              Staff Options (reserved)                    1,000,000
              -----------------------------------------------------
              Total                                       6,214,285

2.2      SECOND CLOSING.

         2.2.1 TECHNOLOGY LICENCE AGREEMENT. 724 hereby grants to BMO the irrevocable right (the "1999 TECHNOLOGY RIGHT") to extend the Technology Licence Agreement on Second Closing to include the 1999 Technology, in consideration of the additional 1999 Licence Fee, which amount shall be satisfied by certified cheque payable to 724 or otherwise as 724 may direct at Second Closing. If BMO wishes to exercise the 1999 Technology Right, BMO shall execute and deliver the Notice of Exercise of Option to 724 by the 1999 Exercise Date.

         2.2.2 1999 SHARE SUBSCRIPTION OPTION. 724 hereby grants to BMO an irrevocable option to acquire the 1999 Shares on Second Closing in consideration of the 1999 Share Subscription Price, which subscription price BMO shall pay and satisfy by certified cheque payable to 724 or otherwise as 724 may direct at Second Closing, provided that the acquisition of the 1999 Shares shall be conditional upon the exercise by BMO of the 1999 Technology Right and the payment of the 1999 Licence Fee.

         2.2.3 BLUE SKY SUBSCRIPTION. If BMO exercises the 1999 Technology Right and pays the 1999 Licence Fee, Blue Sky (or the assignee of such option, as permitted under the Blue Sky Subscription Agreement and provided that any such assignee agrees to be bound by and subject to the terms and provisions of the Shareholders Agreement) shall exercise its prior existing option to acquire the Additional Blue Sky Shares for the aggregate subscription price of $2 million, which subscription price Blue Sky shall pay and satisfy by certified cheque payable to 724 or otherwise as 724 may direct at Second Closing.

         2.2.4 SHARE CAPITAL FOLLOWING SECOND CLOSING. If Blue Sky and BMO exercise their respective rights to acquire Common Shares of 724 on Second Closing, and no other Common Shares are issued as at such date, 724's share capital will be as follows:

              SHAREHOLDER                       COMMON SHARES
              -----------                       -------------
              Blue Sky Capital Corporation          4,000,000            (70%)
              Bank of Montreal                      1,714,285            (30%)
              ----------------------------------------------------------------
              Subtotal                              5,714,285           (100%)
              Staff Options (reserved)              1,000,000
              -----------------------------------------------
              Total                                 6,714,285

2.3 SPENDING COMMITMENTS. 724 commits to spending (including for example: expenses, capital expenditures, licensing fees, acquisition of technology and other financial commitments relating to the development of the 724 Technology), at a minimum, the amount equal to:

(a) $6 million on developing the 724 Technology during the First Year (the "FIRST YEAR SPENDING Commitment"); and

(b) if BMO exercises the 1999 Technology Right and pays the 1999 Licence Fee, $6 million (subject to increase described below) on developing the 724 Technology during the Second Year (the "SECOND YEAR SPENDING COMMITMENT").

2.3.1 OPTIONAL EXTENSION OF FIRST ANNIVERSARY AND SECOND ANNIVERSARY. If 724 has not spent 80% of the First Year Spending Commitment by February 1, 1999, BMO shall have the option of extending the First Anniversary and Second Anniversary to June 1, 1999 and June 1, 2000, respectively, provided that BMO gives 724 notice in writing of its election to exercise the option under this Subsection
2.3.1 before February 8, 1999.

2.3.2    FAILURE TO MEET FIRST YEAR SPENDING COMMITMENT.

(a) If BMO does NOT exercise the 1999 Technology Right and 724 fails to meet the First Year Spending Commitment by the First Anniversary, 724 will have six (6) months from the First Anniversary to spend sufficient funds to meet the First Year Spending Commitment, failing which 724 shall refund to BMO one half of the difference between $6 million and the actual amount spent during the First Year together with any Taxes applicable thereon on the 30th day following the First Anniversary.

(b) If BMO exercises the 1999 Technology Right and pays the 1999 Licence Fee and 724 fails to meet the First Year Spending Commitment by the First Anniversary: 724's Second Year Spending Commitment shall increase by the difference between $6 million and the actual amount spent during the First Year (I.E. Second Year Spending Commitment = $6 million + ($6 million - First Year actual expenditure)).

2.3.3 FAILURE TO MEET SECOND YEAR SPENDING COMMITMENT. If BMO exercises the 1999 Technology Right and pays the 1999 Licence Fee, and 724 fails to meet its Second Year Spending Commitment by the Second Anniversary, 724 will have six (6) months from the Second Anniversary to spend sufficient funds to meet its Second Year Spending Commitment, failing which 724 shall refund to BMO one half of the difference between $12 million and the aggregate of the actual amounts spent during the First Year and Second Year together with all Taxes applicable thereon on the 30th day following the Second Anniversary.

2.3.4 SOLE REMEDY. The foregoing shall be BMO's sole remedy for any failure of 724 to meet the spending commitments under this Section.

2.3.5 REFUNDS. All amounts payable by 724 to BMO as contemplated or set forth in this Section 2.3 shall be payable or refundable by 724 to BMO in lawful money of Canada on the date due therefor, and any such payment shall be made at the main branch of BMO in Toronto, Ontario, Canada or at such other bank in Canada as BMO may designate by notice to 724. If 724 fails to make payment of the amounts payable or refundable by 724 to BMO as contemplated or set forth in Section 2.3 or any portion or portions thereof, 724 shall pay interest to BMO on such overdue amount in the same currency as such overdue payment is payable both before and after demand, default, and judgment until actual payment in full at a rate per annum equal to twelve percent (12%) calculated on a three hundred and sixty-five (365) day year and payable daily in arrears with interests on overdue interest at the same said rate.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

3.1 REPRESENTATIONS AND WARRANTIES OF 724. 724 represents and warrants to BMO as set out in the following Subsections of this Section, and acknowledges that BMO is relying upon such representations and warranties in entering into this Agreement and in completing the transactions contemplated in connection with First Closing.

         3.1.1    CORPORATE MATTERS.

         (a) 724 is a corporation duly incorporated, organized, validly existing and in good standing under the laws of the Province of Ontario. No proceedings have been taken or authorized by 724 or by any other Person with respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of 724 or with respect to any merger, consolidation, arrangement or reorganization relating to 724.

         (b) 724 has all necessary power and capacity to execute and deliver, and to observe and perform its covenants and obligations under, this Agreement and the Closing Documents to which it is a party. 724 has taken all corporate action necessary to authorize the execution and delivery of, and the observance and performance of its covenants and obligations under, this Agreement and the Closing Documents to which it is a party, including the issuance and delivery of the 1998 Shares and 1999 Shares.

         (c) This Agreement and the Closing Documents to which it is a party have each been duly executed and delivered by 724 and each such agreement constitutes a valid and binding obligation of 724 enforceable against 724 in accordance with its terms.

         (d) 724 has all necessary power and authority to own or lease its assets and to carry on its business as at present carried on. 724 has conducted and is conducting its business in compliance with Applicable Law. 724 possesses all licences material to the conduct of its business and the ownership of its assets, such licences are in full force and effect, are not in default, and there are no proceedings in progress or pending or threatened, which may result in revocation, cancellation, suspension or any adverse modification of any of such licences. None of the licences contains any burdensome term or provision, condition or limitation which has or could have an adverse effect on 724 or its business, and none of the licences requires the consent, approval, permit or acknowledgement of any other person or entity in connection with the transactions herein contemplated.
                  Neither the nature of its business nor the location or character of any of its assets requires 724 to be registered, licensed or otherwise qualified as an extra-provincial or foreign corporation or to be in good standing in any jurisdiction other than jurisdictions where it is duly registered, licensed or otherwise qualified and in good standing for such purpose.

         (e) A true copy of the Articles and all by-laws of 724 have been delivered to BMO by 724 on or before First Closing. The Articles and such by-laws of 724 constitute all of the constituent documents and by-laws of 724, are complete and correct and are in full force and effect.

         (f) The original copies of all corporate records of 724 have been delivered to the solicitors of BMO for review prior to the date hereof. Such corporate records have been maintained in accordance with Applicable Law and contain complete and accurate:

                  (i) minutes of all meetings of the directors, any committee thereof and the shareholders of 724 held since the date of incorporation;

                  (ii) originals of all resolutions of the directors, any committee thereof and the shareholders of 724 passed by signature in writing since the date of incorporation; and

                  (iii) all waivers, notices and other documents required by law to be contained therein,

                  and reflect all actions taken and resolutions passed by the directors and shareholders of 724 since the date of incorporation.

                  All resolutions contained in such records have been duly passed and all such meetings have been duly called and held. The share certificate books, register of shareholders, register of transfer and registers of directors of 724 comply with applicable laws, and are complete and accurate.

         3.1.2 AUTHORIZED AND ISSUED CAPITAL OF 724. As at First Closing, the authorized capital of 724 consists of an unlimited number of Common Shares of which the Existing

         Shares have been duly and validly issued and are outstanding as fully paid and non-assessable shares without par value, and are owned beneficially and of record by Blue Sky.

         3.1.3 TITLE TO 1998 SHARES. The 1998 Shares have been duly authorized and created, and upon First Closing, shall be validly issued and outstanding, fully paid and non-assessable shares in the capital of 724, free and clear of all rights, liens or other Encumbrances. There are no restrictions on the transfer of the 1998 Shares except those set forth in the Articles and the Shareholders Agreement.

         3.1.4 TITLE TO 1999 SHARES. The option granted to BMO in respect of the 1999 Shares as set forth in Section 2.2.2 has been duly authorized by all necessary corporate action on the part of 724, and the 1999 Shares to be issued upon the exercise of the rights granted by 724 to and in favour of BMO under Section 2.2.2 are reserved for issuance and allotted to BMO, and the 1999 Shares will, when issued upon the exercise by BMO of the rights granted by 724 to and in favour of BMO under Section 2.2.2, be validly issued and outstanding as fully paid and non-assessable Common Shares.

         3.1.5 SECURITIES LEGISLATION. 724 is a private company within the meaning of the SECURITIES ACT (Ontario) and the sale of the Common Shares and the issuance of the 1998 Shares to BMO will be made in compliance with all applicable securities legislation.

         3.1.6 OPTIONS TO ACQUIRE COMMON SHARES. As at the date hereof, 724 has authorized the issuance of options to employees of 724 representing the right to acquire in the aggregate one (1) million Common Shares of 724, and has authorized and granted to Blue Sky (or any assignee in accordance with the Blue Sky Subscription Agreement) the option to acquire two (2) million Common Shares of 724. Except for the forgoing and as set forth herein, no Person has any oral or written agreement, option, warrant, right, privilege or any other right capable of becoming any of the foregoing (whether legal, equitable, contractual or otherwise), for the purchase, subscription or issuance of any unissued shares in the capital of 724. The registered holders of the issued and outstanding options as of the date hereof are set forth in Schedule "H".

         3.1.7 NO SUBSIDIARIES. 724 does not hold or have any interest in any shares or securities of any corporation nor has 724 entered into any agreements or other arrangements to acquire such interest.

         3.1.8 ABSENCE OF CONFLICTING AGREEMENTS. None of the execution and delivery of, or the observance and performance by 724 of any covenant or obligation under this Agreement or the Closing Documents to which it is a party contravenes or results in, or will contravene or result in, a violation of or a default under (with or without the giving of notice or lapse of time, or both) or in the acceleration of any obligation under any Applicable Law, under the Articles, by-laws, directors' or shareholders' resolutions of 724 or under any agreement, lease, mortgage, security document, obligation or instrument to which 724 is a party or by which it is bound.

         3.1.9 CONSENTS, APPROVALS, ETC. Other than the consents, approvals or authorizations contemplated in the Escrow Agreement, no consent, approval, licence, order or authorization, registration, declaration or filing with any Governmental Authority or other Person is required by 724 in connection with (a) First Closing or (b) the execution and delivery by 724 of, and the observance and performance by it of its obligations under, this Agreement or the Closing Documents to which it is a party.

         3.1.10   THE FINANCIAL STATEMENTS.  The Financial Statements:

         (a)      are complete and accurate in all material respects;

         (b) accurately and fairly disclose the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of 724 and the results of the operations of 724, as at the dates thereof and for the periods covered thereby;

         (c) accurately and fairly reflect all proper accruals as at the dates thereof and for the periods covered thereby of all amounts which, though not payable until a time after the end of the relevant period, are attributable to activities undertaken during that period; and

         (d) contain or fairly reflect adequate reserves for all liabilities and obligations of 724 of any nature, whether absolute, contingent or otherwise, matured or unmatured, as at the date thereof.

         3.1.11 UNDISCLOSED LIABILITIES. 724 has no liabilities (whether accrued, absolute, contingent or otherwise, matured or unmatured), including liabilities respecting Taxes (other than as listed in the Financial Statements) of any kind except:

         (a) liabilities disclosed or provided for in the Financial Statements; and

         (b) liabilities incurred in the ordinary course of business after the date of the Financial Statements which are consistent with past practice and are not material and adverse to the business, assets and financial condition of 724.

         3.1.12 ABSENCE OF CHANGES. Since the date of the Financial Statements:

         (a) 724 has conducted its business in the ordinary course, has not incurred any debt, obligation or liability out of the ordinary course of business or of an unusual or extraordinary nature and has used its best efforts to preserve its business and assets; and

         (b) there has not been any change in the condition of 724's business or assets or the financial condition or results of operations of 724 other than changes in the ordinary course of business, and such changes have not, either individually or in the aggregate, been materially adverse or have had or may be reasonably expected to have, either before or after First Closing, a material adverse effect on the business, assets or the future prospects of 724.

         3.1.13   TAX MATTERS.

         (a) 724 has filed all Tax Returns within the times and in the manner prescribed by law, has paid all Taxes due and payable and has paid all installments and made all other remittances required to be made on account of Taxes payable by it. The Tax Returns are true, correct and complete in all material respects. No Tax Return has been reassessed nor has there been any notice of reassessment by any taxing authority and there are no actions, audits, assessments, reassessments, suits, appeals, proceedings, investigations or claims now pending or, to the best of 724's knowledge, threatened against 724 in respect of Taxes or governmental charges by any Governmental Authority relating to claims for additional Taxes or assessments.

         (b) There are no agreements, waivers or other arrangements providing for an extension of time with respect to any assessment or reassessment of Tax, the filing of any Tax Return or the payment of any Tax by 724.

         (c) 724 has withheld from each payment made by it the amount of all taxes and other deductions required under any applicable Tax Legislation to be withheld therefrom and has paid all such amounts withheld and all instalments of Taxes due and payable before the date hereof to the relevant taxing or other authority within the time prescribed under any applicable Tax Legislation.

         3.1.14 RESTRICTIONS ON BUSINESS. Other than statutory provisions and restrictions of general application to its business or to corporations governed by the laws of Ontario, 724 is not a party to any agreement, lease, mortgage, security document, obligation or instrument, or subject to any restriction in its Articles or by-laws or directors' or shareholders' resolutions or subject to any restriction imposed by any Governmental Authority or subject to any Applicable Law which could materially restrict or interfere with the conduct of its business or which could materially limit or restrict or otherwise adversely affect its assets or the financial condition of 724.

         3.1.15 TITLE TO PROPERTIES. 724 has good and marketable title to all of its assets, free and clear of all Encumbrances.

         3.1.16 MATERIAL CONTRACTS. Except as set forth in Schedule "E" and except as contemplated by this Agreement, 724 is not a party or subject to or bound by:

         (a) any contract, lease or agreement creating any obligation of 724 to pay to any third party $100,000 or more with respect to any single such contract or agreement, except for purchase orders entered into in the ordinary course of business;

         (b) any contract or agreement for the sale, license, lease or disposition of products in excess of $100,000;

         (c) any licence agreement (as licensor or licensee) other than licences to off-the-shelf or mass-market software which is readily substitutable by 724 with minimum cost or interruption to 724's business;

         (d) any contract or agreement for the purchase of any leasehold improvements, equipment or fixed assets for a price in excess of $100,000;

         (e) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for borrowing or any pledge or security arrangement;

         (f) any joint venture, partnership, manufacturing, development or supply agreement;

         (g) any share redemption or purchase agreements or other agreements affecting or relating to the capital stock of 724, including without limitation any agreement relating to anti-dilution rights, registration rights, voting arrangements, operating covenants or similar provisions;

         (j) any pension, profit sharing, retirement, employee benefit or stock option plans;

         (k) any royalty, dividend or similar arrangement based on the sales volume of 724;

         (l)      any acquisition, merger or similar agreement; or

         (m) any other contract not executed in the ordinary course of business; or

         (n) any other contract, agreement or commitment material to the business or operations of 724.

         All of such agreements and contracts set forth in Schedule "E" and as contemplated by this Agreement are valid, binding on 724, enforceable against 724 in accordance with their respective terms, and in full force and effect. Neither 724, nor, to the knowledge of 724, any other party, is in material default under any of such agreements or contracts (nor, to the knowledge of 724, has any event occurred which with notice, lapse of time or both would constitute a material default thereunder), except to the extent that any such default would not have a material effect on the assets, liabilities, properties, business or proposals of 724, and 724 has not received notice of any alleged default under any such contract, or agreement.

         3.1.17   INFRINGEMENTS BY 724.  There is no:

         (i) (1) claim of adverse ownership or invalidity or other opposition to or conflict with 724's ownership of the copyright, trade marks or trade secrets forming part of the 724 Technology or the manner it is used in respect of 724's business nor are there any such claims with respect to any other Intellectual Property Right forming part of the 724 Technology; or

                  (2) pending or threatened suit, proceeding, claim, demand, action or investigation of any nature or kind against 724 relating to the 724 Technology or the manner it is used in respect of its business; or

         (ii) claim of which 724 has received notice (formal or informal) or is otherwise aware that any products, software or services manufactured, produced, used or sold by 724 or any process, method, packaging, advertising, or material that 724 employs in the manufacture, marketing, licensing or sale of any such product, software or service, or the use of any of the 724 Technology breaches, violates, infringes or interferes with any rights of any Person or requires payment for the use of any copyright, trade mark or trade secret, know-how or technology of another Person or any other Intellectual Property Right of any Person.

         3.1.18 THIRD PARTY INFRINGEMENTS. There are no infringements of, passing-off related to, or other interference with the 724 Technology by third parties of which 724 has received notice (formal or informal) or is otherwise aware.

         3.1.19 PROTECTION OF CONFIDENTIALITY. 724 has taken commercially reasonable precautions and made commercially reasonable efforts to protect its trade secrets and secure the confidentiality of its customer lists, and other Confidential Information.

         3.1.20 EMPLOYEES.

         (a)      724 is not:

                  (i) a party to or bound by or subject to any written or oral employment agreement or arrangement or any agreements or arrangements for the retention of the services of independent contractors, consultants or advisors except as set forth in Schedule "E" or a party to or bound by or subject to any written or oral employment agreement or arrangement pursuant to which the subject employee cannot be dismissed on reasonable notice which in no event exceeds 6 months;

                  (ii) in arrears in the payment of any contribution or assessment required to be made by it pursuant to any agreements or arrangements with its present or former employees;

                  (iii) a party to or bound by or subject to any agreement or arrangement with any labour union or employee association or has made any commitment to or conducted any negotiation or discussion with any labour union or employee association with respect to any future agreement or arrangement;

                  (iv) required to recognize any labour union or employee association representing its employees or any agent having bargaining rights for its employees and there is no current attempt to organize or establish any labour union or employee association with respect to employees of 724; or

                  (v) is liable or alleged to be liable for any damages to any employee or former employee resulting from the violation or alleged violation of any applicable employment law or regulation, domestic or foreign, including any employment equity, health or safety law or regulation, or any agreement or arrangement with respect to the employment of such employee or for the retention of the services of independent contractors, consultants or advisors.

         (b) 724 has no reason to believe that any employee of 724 would terminate his or her employment as a result of or in anticipation of the transactions herein contemplated. General relations between 724 and its employees are good and there is no present, pending or threatened labour strike, dispute, slowdown or work stoppage.

         (c) All obligations of 724 with respect to employees, independent contractors, consultants and advisors are reflected in and have been fully accrued in the Financial Statements.

         3.1.21 ABSENCE OF GUARANTEES. 724 has not given nor agreed to give, and is not a party to or bound by, any guarantee of indebtedness or other obligations of any third party nor any other commitment by which 724 is, or is contingently, responsible for such indebtedness or other obligations.

         3.1.22 LITIGATION. There is no claim, demand, suit, action, cause of action, dispute, proceeding, litigation, investigation, grievance, arbitration, governmental proceeding or other proceeding including appeals and applications for review, in progress against, by or relating to 724, or affecting the Existing Shares or the 1998 Shares or the assets or business of 724, nor are any of the same pending or threatened.

         3.1.23 RESTRICTIVE COVENANTS. 724 is not a party to or bound or affected by any commitment, agreement or document which limits the freedom of 724 to compete in any line of business, transfer or move any of its assets or operations or which does or could materially and adversely affect the business practices, operations or conditions of 724 after First Closing.

         3.1.24 PENSION AND RETIREMENT PLANS. 724 has no pension or retirement plans.

         3.1.25 CONDITION AND SUFFICIENCY OF ASSETS. All facilities, machinery and equipment owned or used by 724 in connection with its business are in good operating condition and in a state of good repair and maintenance, reasonable wear and tear excepted. 724 owns or leases all of the property and assets necessary for the conduct of its business as it is currently being conducted.

         3.1.26 REAL PROPERTY. 724 neither owns nor has any interest in, nor is 724 a party to or bound by or subject to any agreement, contract or commitment, or any option to purchase, any real or immoveable property.

         3.1.27   LEASES AND LEASED PROPERTY.

         (a) 724 is not a party to or bound by or subject to nor has 724 agreed or become bound to enter into any real or personal property lease or other right of occupancy relating to real property, whether as lessor or lessee, except for the Lease set forth and described in paragraph 3 of Schedule "E" (the "724 Leases").

         (b) The 724 Leases are valid and subsisting and in good standing, there is no default thereunder and 724 is entitled to all rights and benefits thereunder. Neither of 724 nor any other party thereto is in breach of any of the provisions of the 724 Leases and (subject to obtaining any consents, approvals, permits and acknowledgements required thereunder to the change in ownership of 724 herein contemplated) the completion of the transactions herein contemplated will not afford any of the parties to the 724 Leases or any other person or entity (other than 724) the right to terminate the 724 Leases nor will the completion of the transactions herein contemplated result in any additional or more onerous obligation on 724 under the 724 Leases.

         3.1.28   INSURANCE.

         (a) 724 maintains fire (with extended risk and casualty coverage), liability, business interruption, use and occupancy and other forms of insurance with reputable and sound insurers covering their property and assets and protecting its business in such amounts and against such losses and claims as are generally maintained for comparable businesses and properties. Schedule "E" sets forth and describes all insurance policies currently maintained by 724, including a brief description of the type of insurance, the name of the insurer, policy number, coverage limits, expiration date and annual premiums. Each of such insurance policies is valid and subsisting and in good standing, there is no default thereunder and 724 is entitled to all rights and benefits thereunder as an insured party.

         (b) There are no claims pending under any of such insurance policies. 724 has not failed to give any notice or present any claim under any of such insurance policies in due and timely fashion. Except as described in paragraph 9 of Schedule "E", there are no circumstances which might entitle 724 to make a claim under any of such insurance policies or which might be required under any of such insurance policies to be notified to the insurers and no material claim under any of such insurance policies has been made by 724.

         (c) None of such insurance policies is subject to any special or unusual terms or restrictions or provides for a premium in excess of the stipulated normal rate. No notice of cancellation or non-renewal with respect to, nor disallowance of any claim under, any of such insurance policies has been received by 724. There are no circumstances or occurrences which would or might form the basis of a material increase in premiums for the current insurance coverage maintained by 724.

         3.1.29 OBLIGATIONS TO CUSTOMERS AND SUPPLIERS. There are no outstanding warranties, repair contracts or other maintenance obligations with or to customers or other users of the products of 724 and 724 is not required to provide any bonding or other financial security arrangements in connection with any transactions with any of its customers or suppliers, whether or not in the ordinary course of its business.

         3.1.30 ACCOUNTS RECEIVABLE. The accounts receivable recorded on the books of 724 have arisen in the ordinary course of the business of 724, are bona fide and good and collectible without any set-off or counterclaim.

         3.1.31 ENVIRONMENTAL MATTERS. Any properties which are owned, leased or otherwise occupied or used by 724 comply and have at all times complied with, and 724 is not nor ever has been in violation of, in connection with the ownership, use, maintenance or operation of its property and assets, including any real property and the Leased Property and the conduct of its business, all applicable federal, provincial, state, municipal or local laws, by-laws, regulations, orders, policies, guidelines, permits, licences, certificates or approvals, domestic or foreign, relating to environmental, health or safety matters (collectively in this Section "environmental laws"). There are no orders, rulings or directives issued, pending or threatened against 724 under or pursuant to any environmental laws requiring any work, repairs, construction or capital expenditures with respect to the property or assets of 724 (including any real property and the Leased Property) or the conduct of its business. No contaminants have been released into the environment or deposited, discharged, placed or disposed of at, on or near any real property or the Leased Property, nor has any real property or the Leased Property been used at any time by any person or entity as a landfill or waste disposal or similar site. No notice with respect to any of the above matters, including any alleged violations by 724 with respect thereto has been received by
         724. To the best of the knowledge and belief of the management of 724, there are no pending or proposed changes in any environmental laws which would render illegal any operations or activities of 724 or would otherwise adversely affect the conduct of the business or operations of 724.

         3.1.32 DISCLOSURE. The representations and warranties of 724 contained in this Agreement and in any agreement, certificate, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement are true and correct and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained in such representations and warranties not misleading to BMO.

         3.1.33 KNOWLEDGE OF MATTERS GENERALLY. 724 has no material information or knowledge of any facts relating to the 1998 Shares, the 1998 Technology, the 1999 Shares, the 1999 Technology, 724, or its business which, if known to BMO, might reasonably be expected to deter BMO from entering into this Agreement and completing the transactions herein contemplated.

         3.1.34 REPRESENTATIONS AND WARRANTIES OF 724. The representations and warranties provided to BMO by 724 at Section 3.1 are true and correct as of the date hereof.

3.2 REPRESENTATIONS AND WARRANTIES OF BLUE SKY. Blue Sky represents and warrants to BMO as set out in the following Subsections of this Section and acknowledges that BMO is relying upon such representations and warranties in entering into this Agreement and in completing the transactions contemplated in connection with First Closing.

         3.2.1 INCORPORATION. Blue Sky is a corporation duly incorporated, organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. No proceedings have been taken or authorized by Blue Sky or by any other Person with respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of Blue Sky or with respect to any merger, consolidation, arrangement or reorganization relating to Blue Sky.

         3.2.2 CORPORATE POWER AND DUE AUTHORIZATION. Blue Sky has all necessary power and capacity to execute and deliver, and to observe and perform its covenants and obligations under, this Agreement and the Closing Documents to which it is a party. Blue Sky has taken all corporate action necessary to authorize the execution and delivery of, and the observance and performance of, its covenants and obligations under this Agreement and the Closing Documents to which it is a party.

         3.2.3 ABSENCE OF CONFLICTING AGREEMENTS. None of the execution and delivery of, or the observance and performance by Blue Sky of, any covenant or obligation under, this Agreement or the Closing Documents to which it is a party, contravenes or results in (with or without the giving of notice or lapse of time, or both) or will contravene or violate in any material respect or result in any material breach or default of, or acceleration of any obligation under any Applicable Law, or the articles, by-laws, directors' or shareholders' resolutions of Blue Sky.

         3.2.4 ENFORCEABILITY OF OBLIGATIONS. This Agreement has been duly executed and delivered by Blue Sky and constitutes a valid and binding obligation of Blue Sky, enforceable against it in accordance with its terms.

         3.2.5 CONSENTS, APPROVALS, ETC. No consent, approval, licence, order or authorization, registration, declaration or filing with any Governmental Authority or other Person is required by Blue Sky in connection with (a) First Closing or (b) the execution and delivery by Blue Sky of, and the observance and performance by it of its obligations under, this Agreement or the Closing Documents to which it is a party.

         3.2.6 DISCLOSURE. The representations and warranties of Blue Sky contained in this Agreement and in any agreement, certificate, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement are true and correct and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained in such representations and warranties not misleading to BMO.

         3.2.7 NO OPTIONS TO ACQUIRE COMMON SHARES. As of the date hereof and other than as contemplated pursuant to the Blue Sky Subscription Agreement, Blue Sky has no oral or written agreement, option, warrant, right, privilege or any other right capable of becoming any of the foregoing (whether legal, equitable, contractual or otherwise), for the purchase, subscription or issuance of any unissued shares in the capital of 724.

         3.2.8 REPRESENTATIONS AND WARRANTIES OF BLUE SKY. The representations and warranties provided to BMO by Blue Sky at Section 3.2 are true and correct as of the date hereof.

3.3 REPRESENTATIONS AND WARRANTIES OF BMO. BMO represents and warrants to 724 and Blue Sky as set out in the following Subsections of this Section and acknowledges that 724 and Blue Sky are relying upon such representations and warranties in entering into this Agreement and in completing the transactions contemplated in connection with First Closing.

         3.3.1 INCORPORATION. BMO is a corporation duly incorporated, organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

         3.3.2 CORPORATE POWER AND DUE AUTHORIZATION. BMO has all necessary power and capacity to execute and deliver, and to observe and perform its covenants and obligations under, this Agreement and the Closing Document to which it is a party. BMO has taken all corporate action necessary to authorize the execution and delivery of, and the observance and performance of, its covenants and obligations under this Agreement and the Closing Documents to which it is a party.

         3.3.3 ABSENCE OF CONFLICTING AGREEMENTS. None of the execution and delivery of, or the observance and performance by BMO of, any covenant or obligation under, this Agreement or the Closing Documents, contravenes or results in (with or without the giving of notice or lapse of time, or both) or will contravene or violate in any material respect or result in any material breach or default of, or acceleration of any obligation under any Applicable Law, or the articles, by-laws, directors' or shareholders' resolutions of BMO.

         3.3.4 ENFORCEABILITY OF OBLIGATIONS. This Agreement has been duly executed and delivered by BMO and constitutes a valid and binding obligation of BMO, enforceable against it in accordance with its terms.

         3.3.5 CONSENTS, APPROVALS, ETC. Except as contemplated in the Escrow Agreement, no consent, approval, licence, order or authorization, registration, declaration or filing with any Governmental Authority or other Person is required by BMO in connection with (a) First Closing or
         (b) the execution and delivery by BMO of, and the observance and performance by it of its obligations under, this Agreement or the Closing Documents to which it is a party.

         3.3.6 DISCLOSURE. The representations and warranties of BMO contained in this Agreement and in any agreement, certificate, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement are true and correct and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained in such representations and warranties not misleading to 724 and Blue Sky.

         3.3.7 REPRESENTATIONS AND WARRANTIES OF BLUE SKY. The representations and warranties provided to 724 and Blue Sky by BMO at Section 3.3 are true and correct as of the date hereof.

3.4 QUALIFICATION OF REPRESENTATIONS AND WARRANTIES. Any representation or warranty made by a Party as to the enforceability of any agreement against such Party is subject to the following qualifications:

(a) specific performance, injunction and other equitable remedies are discretionary and, in particular, may not be available where damages are considered an adequate remedy; and

(b) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other laws generally affecting enforceability of creditors' rights.

3.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties, statements, covenants and agreements made by 724 hereunder shall survive forever. All representations, warranties, statements, covenants and agreements made by Blue Sky and BMO shall survive the execution of this Agreement as follows:

(a) the representations and warranties shall survive the execution of this Agreement and continue until the date four (4) years from the date hereof; and

(b) all covenants and agreements shall survive the execution of this Agreement and continue without time limit.

3.6 COMMISSION. Each Party represents and warrants to each other Party that no other Party will be liable for any brokerage commission, finder's fee or other similar payment in connection with the transactions contemplated hereby because of any action taken by, or agreement or understanding reached by, that Party.

                                   ARTICLE IV
                         OTHER COVENANTS OF THE PARTIES

4.1 SHAREHOLDER AGREEMENT. At First Closing, 724, BMO and each shareholder of 724 at that time shall execute and deliver to the others the Shareholders Agreement which provides for all standard and customary terms and conditions and which are in form and substance acceptable to all Parties.

4.2 ADDITIONAL SHAREHOLDER COVENANTS. Until the later of (a) the First Anniversary; (b) the Second Anniversary if BMO subscribes for the 1999 Shares in accordance with the provisions of this Agreement, or (c) the last day of the Continuing Alliance, if BMO elects to enter into the Continuing Alliance hereunder, the following shall apply:

(a) 724 will provide to BMO, in addition to financial statements, periodic performance/variance reports of 724 comparing actual to projected business performance; and

(b) the Bank will commit to providing liaison and testing work and internal funding between $500,000 and $1 million annually in order to integrate the 724 Technology with BMO's systems, such funding to be alloated for such purposes as determined by BMO in is sole discretion.

4.3 EMPLOYMENT AGREEMENTS. 724 shall enter into the Employment Agreements which are in form and substance acceptable to all Parties.

4.4 KEY PERSON AND DIRECTORS & OFFICERS INSURANCE. 724 shall maintain and have in place at First Closing adequate insurance provided by reputable insurers in commercially reasonable amounts, which insurance shall be in form and substance satisfactory to all Parties with respect to (i) the death or incapacity of Greg Wolfond, and (ii) the acts or omissions of officers and directors of 724.

                                    ARTICLE V
                CONDITIONS PRECEDENT FOR FIRST AND SECOND CLOSING

The obligation of the Parties to complete the transactions contemplated by this Agreement in respect of First Closing and Second Closing shall be subject to the prior satisfaction of, or compliance with, at or before First Closing or Second Closing, as the case may be, each of the conditions precedent set out in this
Article V. Each condition may be waived by the Party benefiting by the condition, in whole or in part in writing and upon such terms and conditions, if any, as it requires.

5.1      FIRST CLOSING CONDITIONS FOR THE BENEFIT OF BMO

         5.1.1 ACCURACY OF REPRESENTATIONS AND PERFORMANCE OF COVENANTS. All of the representations and warranties of 724 and Blue Sky made in or pursuant to this Agreement shall be true and correct in all respects as at First Closing. As at First Closing, each of 724 and Blue Sky shall have observed or performed in all respects, all of its covenants and obligations hereunder to be observed or performed by it at or before First Closing.

         5.1.2 RECEIPT OF CLOSING DOCUMENTS. All actions and proceedings taken on or prior to First Closing in connection with the performance by 724 and Blue Sky of their respective covenants and obligations under this Agreement shall be satisfactory to BMO acting reasonably, and BMO shall have received copies of the Closing Documents and all such documentation or other evidence as it may reasonably request in connection with First Closing in form (as to certification and otherwise) and substance satisfactory to BMO. Closing Documents to be delivered by 724 and/or Blue Sky for First Closing shall include:

         (a)      this Agreement;

         (b)      the Technology Licence Agreement;

         (c)      the Shareholders Agreement;

         (d)      the Employment Agreements;

         (e)      a share certificate representing the 1998 Shares;

         (f)      the Escrow Agreement;

         (g) an opinion of counsel for 724 and Blue Sky in form and substance satisfactory to BMO (in giving such opinion, counsel to 724 and Blue Sky may rely on certificates of senior officers of 724 and Blue Sky, respectively (provided such certificates are provided with the opinion) as to factual matters); and

         (h) all such other Closing Documents contemplated under this Agreement or as may be reasonably required by BMO in respect of First Closing.

         5.1.3 OTHER CLOSING CONDITIONS OF BMO. In addition, the following conditions shall apply to First Closing for the benefit of BMO:

         (a) satisfactory completion of legal and accounting due diligence by BMO; and

         (b) no material adverse change affecting 724 from the date of signing of the Letter of Intent until First Closing.

5.2      FIRST CLOSING CONDITIONS FOR THE BENEFIT OF 724 AND BLUE SKY

         5.2.1 ACCURACY OF REPRESENTATIONS AND PERFORMANCE OF COVENANTS. All of the representations and warranties of BMO made in or pursuant to this Agreement shall be true and correct in all respects as at First Closing. As at First Closing, BMO shall have observed or performed in all respects, all of its covenants and obligations hereunder to be observed or performed by it at or before First Closing.

         5.2.2 RECEIPT OF CLOSING DOCUMENTS. All actions and proceedings taken on or prior to First Closing in connection with the performance by BMO of its covenants and obligations under this Agreement shall be satisfactory to 724 and Blue Sky acting reasonably, and 724 and Blue Sky shall have received copies of the Closing Documents and all such documentation or other evidence as they may reasonably request in connection with First Closing in form (as to certification and otherwise) and substance satisfactory to 724 and Blue Sky. Closing Documents to be delivered by BMO for First Closing shall include:

         (a)      this Agreement;

         (b)      the Technology Licence Agreement;

         (c)      the Shareholders Agreement;

         (d) payment of the subscription fee in respect of the 1998 Shares in a form satisfactory to 724;

         (e)      payment of the 1998 Licence Fee in a form satisfactory to 724;

         (f)      the Escrow Agreement;

         (g) except as contemplated in the Escrow Agreement, evidence of all necessary consents and authorizations, including the consents or authorizations of any relevant Government Authority required in connection with First Closing; and

         (h) all such other Closing Documents contemplated under this Agreement or as may be reasonably required by 724 and Blue Sky in respect of First Closing.

5.3      SECOND CLOSING CONDITIONS FOR THE BENEFIT OF BMO

         5.3.1 ACCURACY OF REPRESENTATIONS AND PERFORMANCE OF COVENANTS. Prior to Second Closing, BMO may request that an officer of 724 and an officer of Blue Sky, on behalf of their company and without personal liability, provide certificates containing an update of the relevant representations and warranties given as of First Closing, and on the basis of such officer's certificates, BMO shall determine whether to complete the transactions contemplated by this Agreement as of the Second Closing. For greater certainty, Sections 3.4 and 3.5 shall apply to the representations and warranties provided in such officer's certificates. As at Second Closing, each of 724 and Blue Sky shall have observed or performed in all respects, all of its covenants and obligations hereunder to be observed or performed by it at or before Second Closing.

         5.3.2 RECEIPT OF CLOSING DOCUMENTS. All actions and proceedings taken on or prior to Second Closing in connection with the performance by 724 and Blue Sky of their covenants and obligations under this Agreement shall be satisfactory to BMO acting reasonably, and BMO shall have received copies of the Closing Documents and all such documentation or other evidence as they may reasonably request in connection with Second Closing in form (as to certification and otherwise) and substance satisfactory to BMO. Closing Documents to be delivered by 724 and/or Blue Sky for First Closing shall include:

         (a) a share certificate representing the 1999 Shares, if BMO exercises its right to subscribe for the 1999 Shares;

         (b) an opinion of counsel for 724 and Blue Sky in form and substance satisfactory to BMO (in giving such opinion, counsel to 724 and Blue Sky may rely on certificates of senior officers of 724 and Blue Sky, respectively (provided such certificates are provided with the opinion) as to factual matters); and

         (c) all such other Closing Documents contemplated under this Agreement or as may be reasonably required by BMO in respect of Second Closing.

         5.3.3 SUBSCRIPTION OF THE ADDITIONAL BLUE SKY SHARES. In addition, the following conditions shall apply for the benefit of BMO if BMO exercises its 1999 Technology Right and pays the 1999 Licence Fee:

         (a) receipt by 724 of a subscription of Blue Sky for the Additional Blue Sky Shares;

         (b) payment to 724 by Blue Sky for the subscription price for the Additional Blue Sky Shares;

         (c) delivery by 724 to Blue Sky of a certificate representing the Additional Blue Sky Shares;

         (d) all such other Closing Documents contemplated under this Agreement or as may be reasonably required by BMO in respect of the Blue Sky's subscription for the Additional Blue Sky Shares.

5.4      SECOND CLOSING CONDITIONS FOR THE BENEFIT OF 724 AND BLUE SKY

         5.4.1 ACCURACY OF REPRESENTATIONS AND PERFORMANCE OF COVENANTS. Prior to Second Closing, each of 724 and Blue Sky may request that an officer of BMO, on behalf of BMO and without personal liability, provide a certificate containing an update of the relevant representations and warranties given as of First Closing, and on the basis of such officer's certificate, 724 and Blue Sky shall determine whether to complete the transactions contemplated by this Agreement as of the Second Closing. For greater certainty, Sections 3.4 and 3.5 shall apply to the representations and warranties provided in such officer's certificate. As at Second Closing, BMO shall have observed or performed in all respects, all of its covenants and obligations hereunder to be observed or performed by it at or before Second Closing.

         5.4.2 RECEIPT OF CLOSING DOCUMENTS. All actions and proceedings taken on or prior to Second Closing in connection with the performance by BMO of its covenants and obligations under this Agreement shall be satisfactory to 724 and Blue Sky acting reasonably, and 724 and Blue Sky shall have received copies of the Closing Documents and all such documentation or other evidence as they may reasonably request in connection with Second Closing in form (as to certification and otherwise) and substance satisfactory to 724 and Blue Sky. Closing Documents to be delivered by 724 and Blue Sky for Second Closing shall include:

         (a) payment of the subscription fee in respect of the 1999 Shares in a form satisfactory to 724, if BMO exercises its right to subscribe for the 1999 Shares;

         (b) payment of the 1999 Licence Fee in a form satisfactory to 724, if BMO exercises the 1999 Technology Right;

         (c) evidence of all necessary consents and authorizations, including the consents or authorizations of any relevant Government Authority required in connection with Second Closing; and

         (d) all such other Closing Documents contemplated under this Agreement or as may be reasonably required by 724 and Blue Sky in respect of Second Closing.

5.5 PLACE OF FIRST AND SECOND CLOSING. First Closing and Second Closing shall take place at the offices of 724, 181 Bay Street, Suite 2810, Toronto, Ontario M5J 2T3, or at such other place as may be agreed upon by the Parties.

                                   ARTICLE VI
                                 INDEMNIFICATION

6.1      INDEMNIFICATION BY 724.

(a) 724 hereby indemnifies and holds BMO harmless from and against any loss, damage, claim, Legal Proceeding, deficiency or expense, including all out-of-pocket costs, and including, without limitation, all reasonable legal and accounting fees (collectively, the "Claims"), relating to, arising from or in connection with any misrepresentation or breach of any warranty, obligation, covenant or agreement of 724 contained in this Agreement or in any agreement, certificate, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement.

(b) The obligation of 724 to indemnify BMO as set forth in paragraph (a) above shall be subject to the limitation periods applicable to 724 referred to in Section 3.5.

(c) 724 hereby indemnifies BMO harmless from and against any Tax payable by BMO, resulting from any payment made under this Section 6.1, including without limitation any payment made under this paragraph (c).

6.2      INDEMNIFICATION BY BLUE SKY.

(a) Blue Sky hereby indemnifies and holds BMO harmless from and against any Claims relating to, arising from or in connection with any misrepresentation or breach of any warranty, obligation, covenant or agreement of Blue Sky contained in this Agreement or in any agreement, certificate, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement.

(b)      The obligation of Blue Sky to indemnify BMO as set forth in paragraph
         (a) above shall be subject to the limitation periods applicable to Blue Sky referred to in Section 3.5.

(c) Blue Sky hereby indemnifies BMO harmless from and against any Tax payable by BMO resulting from any payment made under this Section 6.2, including without limitation any payment made under this paragraph (c).

6.3      INDEMNIFICATION BY BMO.

(a) BMO hereby indemnifies and holds Blue Sky and 724 harmless from and against any Claims relating to, arising from or in connection with any misrepresentation or breach of any warranty, obligation, covenant or agreement of BMO contained in this Agreement or in any agreement, certificate, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement.

(b) The obligation of BMO to indemnify Blue Sky and 724 as set forth in paragraph (a) above shall be subject to the limitation periods applicable to BMO referred to in Section 3.5.

(c) BMO hereby indemnifies Blue Sky and 724 harmless from and against any Tax payable by Blue Sky or 724, as the case may be, resulting from any payment made under this Section 6.3, including without limitation any payment made under this paragraph (c).

                                   ARTICLE VII
                                     GENERAL

7.1 TIME. Time is of the essence of each provision of this Agreement.

7.2 NOTICES. Any notice, consent, determination or other communication (herein a "NOTICE") required or permitted to be given or made hereunder shall be in writing and shall be well and sufficiently given or made if:

(a) delivered in person during normal business hours on a Business Day and left with the addressee at the address set forth below; or

(b) sent by any electronic means of sending messages, including telex or facsimile transmission, which produces a paper record ("ELECTRONIC TRANSMISSION") during normal business hours on a Business Day; or

(c)      by first class mail, charges prepaid and confirmed:

         TO 724, AT:

                  BCE Place
                  Bay-Wellington Tower
                  181 Bay Street
                  Suite 2810
                  Toronto, Ontario
                  M5J 2T3

                  Facsimile:  (416) 214-4704
                  Attention:  Christopher Erickson

         TO BLUE SKY, AT:

                  BCE Place
                  Bay-Wellington Tower
                  181 Bay Street
                  Suite 2810
                  Toronto, Ontario
                  M5J 2T3

                  Facsimile:  (416) 214-4704
                  Attention:  Greg Wolfond

         TO BMO, AT:

                  Chief Technology Officer
                  Bank of Montreal
                  55 Bloor Street West, 3rd Floor
                  Toronto, Ontario
                  M4W 3N5

                  Faxcsimile: (416) 927-2594
                  Attention:  Lloyd Darlington, CTO

                  WITH A COPY TO:
                  Law Department
                  First Canadian Place
                  21st Floor
                  Toronto, Ontario
                  M5X 1A1

                  Facsimile:  (416) 867-7191
                  Attention:  K. Rubin, Vice-President, Law

         or to such other address or telecopier number to the attention of such other individuals as any Party may from time to time notify the others in accordance with this section. Any Notice so given or made shall be deemed to have been given or made on the day of delivery if delivered as aforesaid or on the Business Day immediately following the day of Electronic Transmission.

7.3 ASSIGNMENT AND ENUREMENT. No Party may assign any rights or benefits under this Agreement to any Person without the prior written consent of the other Parties. Notwithstanding the foregoing, this Agreement and the rights, benefits, interests and obligations hereunder may be transferred or assigned by BMO to any of its Subsidiaries and Affiliates without the prior written consent of the other Parties, but upon notice to the other Parties. Subject to the foregoing, this Agreement shall enure to the benefit of and be binding upon the Parties and their respective heirs, personal representatives, successors (including any successor by reason of amalgamation or statutory arrangement of any Party) and permitted assigns.

7.4 FURTHER ASSURANCES. Each Party shall do such acts and shall execute such further documents, conveyances, deeds, assignments, transfers and the like, and will cause the doing of such acts and will cause the execution of such further documents as are within its power as any other Party may in writing at any time and from time to time reasonably request be done and or executed, in order to give full effect to the provisions of this Agreement.

7.5 EXPENSES. Each Party shall pay all expenses it incurs in authorizing, preparing, executing and performing this Agreement and the transactions contemplated hereunder, whether or not First Closing or Second Closing occurs, including all fees and expenses of its legal counsel, bankers, investment bankers, brokers, accountants or other representatives or consultants.

7.6 REMEDIES CUMULATIVE. The rights and remedies of the Parties under this Agreement are cumulative and in addition to and not in substitution for any rights or remedies provided by law.

7.7 COUNTERPARTS. This Agreement may be executed and delivered in several counterparts and by each of the Parties on the same or separate counterparts, each of which when so executed and delivered shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and shall be effective as of the date hereof.

7.8 WAIVER OF RIGHTS. Any waiver of, or consent to depart from, the requirements of any provision of this Agreement shall be effective only if it is in writing and signed by the Party giving it, and only in the specific instance and for the specific purpose for which it has been given. No failure on the part of any Party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of such right. No single or partial exercise of any such right shall preclude any other or further exercise of such right or the exercise of any other right.

7.9 RELATIONSHIP OF PARTIES. This is an agreement between separate legal entities and neither is the agent or employee of the other for any purpose whatsoever. The Parties do not intend to create a partnership or joint venture or similar arrangement between themselves. Neither Party shall have the right to bind any other Party to any agreement with a Person or to incur any obligation or liability on behalf of any other Party.

7.10 NO PUBLIC NOTICE. No public announcement of the proposed transaction will be made by either party unless the timing and content thereof have been agreed upon by both parties, except as may otherwise be required by law.

TO WITNESS their agreement, the Parties have duly executed this Agreement on the date first written above.

724 SOLUTIONS INC.                     BANK OF MONTREAL

Per:   /s/ Christopher E. Erickson     Per:   /s/ Lloyd Darlington
       ---------------------------            ------------------------------
Name:  Christopher E. Erickson         Name:  Lloyd Darlington
Title: President                       Title: Chief Technology Officer
Date:                                  Date:

BLUE SKY CAPITAL CORPORATION

Per:   /s/ Greg Wolfond
       --------------------------
Name:  Greg Wolfond
Title: CEO
Date: